Exhibit 4.6

GLOBAL PARTNERS LP

GLP FINANCE CORP.

and

THE GUARANTORS NAMED HEREIN

6.25% SENIOR NOTES DUE 2022

SECOND SUPPLEMENTAL INDENTURE

AND AMENDMENT — SUBSIDIARY GUARANTEE

DATED AS OF JANUARY 7, 2015

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

This SECOND SUPPLEMENTAL INDENTURE, dated as of January 7, 2015 is among Global Partners LP, a Delaware limited partnership (the “Company”), GLP Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York corporation, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of June 24, 2014 (the “Original Indenture”), pursuant to which the Issuers have issued $375,000,000 in the aggregate principal amount of 6.25% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture was supplemented by that certain Supplemental Indenture by and among the Issuers, the initial Guarantors, Global Partners Energy Canada ULC, and the Trustee dated as of September 24, 2014 (the “First Supplemental Indenture,” and, together with the Original Indenture, the “Indenture.”)

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 and by executing this Second Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC,
its General Partner

By:	/s/ Daphne H. Foster
Name:	Daphne H. Foster
Title:	Chief Financial Officer

GLP FINANCE CORP.

By:	/s/ Daphne H. Foster
Name:	Daphne H. Foster
Title:	Chief Financial Officer

GUARANTORS

GLOBAL COMPANIES LLC
GLOBAL ENERGY MARKETING LLC
CHELSEA SANDWICH LLC
ALLIANCE ENERGY LLC
GLOBAL ENERGY MARKETING II LLC
CASCADE KELLY HOLDINGS LLC
GLOBAL CNG LLC

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/ Daphne H. Foster
Name:	Daphne H. Foster
Title:	Chief Financial Officer

GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
WARREN EQUITIES, INC.
DRAKE PETROLEUM COMPANY, INC.
MARYLAND OIL COMPANY, INC.
PURITAN OIL COMPANY, INC.
WAREX TERMINALS CORPORATION

By:	/s/ Daphne H. Foster
Name:	Daphne H. Foster
Title:	Chief Financial Officer

GLOBAL PARTNERS ENERGY
CANADA ULC

By:	/s/ Daphne H. Foster
Name:	Daphne H. Foster
Title:	Chief Financial Officer

BURSAW OIL LLC

By:	Alliance Energy LLC,
its Sole Member

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/ Daphne H. Foster
Name:	Daphne H. Foster
Title:	Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Associate